Exhibit 99.2

Accentia Biopharmaceuticals Receives NASDAQ Notice

TAMPA, FLORIDA - September 26, 2008 - Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) announced today that it received notice from the NASDAQ Stock Market dated September 22, 2008, notifying the Company that it has fallen below the minimum market capitalization required by the NASDAQ Capital Market. In order to demonstrate compliance with Rule 4310(c)(3)(B), Accentia needs to maintain a minimum $35 million market value for at least 10 consecutive days before October 22, 2008. If the Company does not regain compliance by October 22, 2008, the NASDAQ staff will notify the Company of its non-compliance. In that event and at that time, the Company may appeal NASDAQ’s delisting determination to a NASDAQ Listing Qualifications Panel. This notification has no effect on the listing of Accentia’s common stock at this time.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. (Nasdaq: ABPI) is committed to building significant value for its stockholders through the commercialization of patent-protected disruptive healthcare technologies designed to be positioned as leading products for the treatment of a broad range of chronic, debilitating and life-threatening diseases including respiratory, autoimmune and cancer indications. The Company generated more than $18 million in revenues in fiscal-year 2007, primarily based on sales of its marketed specialty pharmaceutical products and its analytical consulting business serving biopharmaceutical clients.

Accentia is advancing a portfolio of potential blockbuster drug candidates which target multi-billion dollar market opportunities. These late-stage products include: BiovaxID®, a novel anti-idiotype cancer vaccine for the treatment of B-cell malignancies including indolent follicular non-Hodgkin’s lymphoma; Revimmune™, a novel ultra-high-dose formulation of a previously approved chemotherapeutic agent expected to show utility in the treatment of up to 80 autoimmune diseases, with an initial focus on multiple sclerosis; and SinuNase™, a novel formulation of a previously approved anti-fungal for the topical, intranasal treatment of chronic sinusitis.

Accentia’s interest in BiovaxID is based on its majority ownership stake in Biovest International, Inc. (OTCBB: BVTI), and Accentia also maintains a royalty interest in Biovest’s biologic products. Accentia is a portfolio company of the Hopkins Capital Group.

For further information, please visit: http://www.Accentia.net

Accentia Biopharmaceuticals, Inc. Corporate Contacts:

Douglas Calder, Director of Investor Relations & Public Relations,

Phone: (813) 864-2554, ext.258 / Email: dwcalder@accentia.net

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about Revimmune™, SinuNase™, BiovaxID®, AutovaxID™, SinuTest™ and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.